UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2008

NEW MOTION, INC.
doing business as Atrinsic
(Exact name of registrant as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

42 Corporate Park, Suite 250, Irvine, CA 92606
(Address of Principal Executive Offices/Zip Code)

(949) 777-3700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.02	Transcript of Earning Call

On May 15, 2008, New Motion, Inc., doing business as Atrinsic, conducted an earnings conference call to discuss its 2008 first quarter financial results. A copy of the transcript is attached hereto as Exhibit 99.1. This information is intended to update the press release of New Motion which announced the Company’s 2008 first quarter results. The aforementioned press release was attached to the company’s current report on Form 8-K as filed with the Securities and Exchange Commission on May 15, 2008. Reference is made to the press release, and the company’s discussion of Non-GAAP measures contained in the press release. For an updated discussion of the company’s financial results for the quarter ended March 31, 2008, please see the company’s Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on May 19, 2008.

The information in this Current Report on Form 8-K, including the exhibit, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

In addition to historic information, this report, including the exhibit, contains forward-looking statements regarding events, performance and financial trends. Various factors could affect future results and could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Some of those factors are identified in the exhibit, and in our periodic reports filed with the Securities and Exchange Commission.

Item 9.01	Other Events

	(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit
	Number	Description

	99.1	Transcript of New Motion, Inc. Earnings Call, conducted May 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Motion, Inc.

Date: May 21, 2008	By:	/s/ Daniel Harvey
Daniel Harvey
Chief Financial Officer

Exhibit
Number	Description

99.1	Transcript of New Motion, Inc. Earnings Call, conducted May 15, 2008.